Exhibit 10.1

Amendment No. 1

to Credit Agreement

THIS AMENDMENT No. 1 (this “Amendment”) dated as of June 30, 2005 to the Credit Agreement dated as of March 17, 2004 by and among, AMERICAN ROCK SALT COMPANY LLC, a limited liability company organized under the laws of the State of New York (the “Borrower”), the financial institutions from time to time party thereto (the “Lenders”), and MANUFACTURERS AND TRADERS TRUST COMPANY (“M&T”), as administrative agent (in such capacity, the “Agent”), as collateral agent for the Lenders (in such capacity, the “Collateral Agent”) and as issuer of the Standby L/C and Surety L/C (in such capacity, the “Letter of Credit Issuer”) (said Credit Agreement, being the “Credit Agreement”).

RECITALS:

WHEREAS, pursuant to Section 8.11(i) of the Credit Agreement, the Borrower has notified the Agent of the settlement of that portion of the F-K Litigation involving F-K, Travelers Casualty and Surety Company of America (“Travelers”) and Liberty Mutual Insurance Company (“LMIC”) pursuant to the terms of the Settlement Agreement (as defined below) and has provided Agent with a true and complete executed copy of the Settlement Agreement;

WHEREAS, the Settlement Agreement provides that as full, complete and final payment to F-K, the Borrower will pay F-K the Initial Settlement Payment (as defined below) within five business days of the execution of the Settlement Agreement and an agreed percentage of any future judgment or any settlement or proposal received by Borrower from the Non-Released F-K Litigants (as defined below), net of related litigation expenses and that upon the Initial Settlement Payment being paid by Borrower to F-K, Borrower and F-K will release one another from any and all claims (other than the enforcement of the terms of the Settlement Agreement and certain other claims described in the Settlement Agreement) and that Borrower will also release Travelers and LMIC from claims it has asserted against them in the F-K Litigation;

WHEREAS, upon Borrower’s payment of the Initial Settlement Payment to F-K, the Bonding Company will have no liability to F-K and the Bond will be terminated;

WHEREAS, pending the delivery to the Surety L/C Issuer of the original Surety L/C and the “Notice of Termination of Surety L/C” (defined below) and the permanent funding of the “Initial Settlement Payment” (defined below), Borrower desires to temporarily fund all or a portion of the Initial Settlement Payment due F-K under the Settlement Agreement from proceeds of Revolving Loans;

WHEREAS, to the extent not funded with Revolving Loans, the remainder of the Initial Settlement Payment shall be funded by the Borrower from its available cash reserves;

WHEREAS, upon delivery by the Bonding Company to the Surety L/C Issuer of the original Surety L/C together with a notice of termination of the Surety L/C and of a full and complete release of the Surety L/C Issuer from any and all liability or obligations of any kind (which shall be in the form of Exhibit A annexed hereto – “Notice of Termination of Surety L/C”), all to be delivered to the Surety L/C Issuer in accordance with Section 3.2 (a) of the Credit Agreement, the Surety L/C will be terminated without any draw being made thereon, the

Term Loan Availability shall increase in accordance with the terms of Section 4.1 of the Credit Agreement, and the Sinking Fund Collateral Account shall be disbursed to the Borrower (subject to all conditions in Credit Documents being satisfied);

WHEREAS, upon the Surety L/C Issuer’s receipt of all items described in the immediately preceding Recital, the Borrower shall thereafter be entitled to request Term Loans in accordance with the terms of the Credit Agreement; and

WHEREAS, the Borrower and the Required Lenders wish to effectuate certain amendments to the Credit Agreement in connection with the foregoing;

NOW, THEREFORE, it is agreed:

1. Defined Terms. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to such terms in the Credit Agreement if defined therein except to the extent amended hereby. All references to Sections in this Amendment shall be to Sections in the Credit Agreement unless otherwise specified. All references to paragraphs in this Amendment shall be references to paragraphs in this Amendment

2. Effect of Amendment. As used in the Credit Agreement, and the other Credit Documents (including all exhibits, schedules and appendices thereto), and in all other instruments and documents executed in connection with any of the foregoing, on and subsequent to the Amendment Effective Date (as hereinafter defined), any reference to the Credit Agreement shall mean the Credit Agreement as amended hereby.

3. Term Loan.

(a) Upon the termination of the Surety L/C by the Surety L/C Issuer, the Agent shall immediately notify the Borrower of the Term Loan Availability determined in accordance with the terms Credit Agreement. Upon notification of the Term Loan Availability, the Borrower shall, within five (5) Business Days, deliver a Notice of Term Loan Borrowing, which Notice of Term Loan Borrowing: (a) may be made by delivery on the Business Day immediately preceding the requested Borrowing Date rather than three Business Days prior thereto as required by Section 4.3 of the Credit Agreement, and (b) shall be in the form of Exhibit B attached hereto. Subject to Term Loan Availability and the terms and conditions of the Credit Agreement (as amended), the Term Loans shall be made as a single loan by each Lender on the terms and conditions in the Credit Agreement. After such Term Loans are made, the Term Loan Availability shall be zero and the Lenders shall not be required to make any other Term Loans.

(b) Notwithstanding anything to the contrary contained herein, the Notice of Term Loan Borrowing described in sub-section (a) above shall be delivered by Borrower to the Agent within ninety (90) days of the payment of the Initial Settlement Payment.

4. Definitions.

(a) The definition of “Permitted Extraordinary Distributions” in Section 1.1 is deleted and replaced with the following:

“Permitted Extraordinary Distributions” means any distribution by Borrower to its members to the extent funded from: (a) the net proceeds of the Senior Second Secured Notes issued on the Closing Date, (b) the proceeds of any Term Loans made hereunder less: (i) any the amount paid to satisfy the Surety L/C Reimbursement Obligations hereunder, all accrued interest thereon and other amounts due in connection therewith, if any, and (ii) the Initial Settlement Payment due F-K pursuant to the Settlement Agreement, (c) payments released from the Sinking Fund Collateral Account to the Borrower in accordance with the terms of the Credit Documents, and (d) the amount, if any, received after the Amendment Effective Date by Borrower from: (i) the Non-Released F-K Litigants in satisfaction or settlement in whole of the claims asserted against them by Borrower in the F-K Litigation less the Second Settlement Payment paid or required to be paid to F-K, or (ii) F-K in accordance with the terms of the Settlement Agreement.

(b) Capital Expenditures. The definition of “Capital Expenditures ” in Section 1.1 is amended by adding the following to the end thereof:

“; provided that no portion of the Initial Settlement Payment made by Borrower to F-K under the Settlement Agreement shall be included in Capital Expenditures.”

(c) The following definitions shall be inserted into Section 1.1 in alphabetical order where appropriate:

“Initial Settlement Payment” means the payment of a sum certain required to be made by Borrower to F-K in accordance with Paragraph 14 of the Settlement Agreement.

“Non-Released F-K Litigants” means Willis Corroon Corporation of Missouri; Willis Limited; Willis Faber and Dumas and Lloyd’s U/W at London, Sponsoring Syndicates, and their successors and assigns.

“Second Settlement Payment” means any payment made by or on behalf of the Borrower to F-K of an agreed percentage as required in accordance with Paragraphs 15 or 16 of the Settlement Agreement.

“Settlement Agreement” means the Settlement Agreement dated June     , 2005 among Frontier-Kemper Constructors, Inc., Flatiron Structures LLC (a/k/a Flatiron Constructors, LLC, d/b/a/ Frontier Kemper/Flatiron Joint Venture, Travelers Casualty and Surety Company of America, Liberty Mutual Insurance Company, and Borrower.

(d) The definition of “Net Income” is amended by adding a new subsection (i) thereto that shall be as follows:

“(i) without duplication, (1) any payments received from the Non-Released F-K Litigants, net of the Second Settlement Payment (if applicable), or (2) any payments made to F-K or received from F-K in accordance with Paragraphs 15, 16 and/or 17 of the Settlement Agreement.”

5. Use of Proceeds.

(a) Section 2.6 of the Credit Agreement is deleted and replaced with the following:

2.6 Use of Proceeds. Borrower may use the proceeds of Revolving Loans for working capital, general corporate purposes and to temporarily fund all or a portion of the Initial Settlement Payment until repaid in full with proceeds of the Term Loan.

(b) Section 4.5(b) of the Credit Agreement is deleted and replaced with the following:

(b) Other Permitted Uses. After the payment, in full, to the Surety L/C Issuer and the Surety L/C Participants of all Surety L/C Reimbursement Obligations, together with the accrued interest thereon and all other amounts owed in connection therewith, any remaining proceeds from the Terms Loans (i) first, shall be used by Borrower first to fund the Initial Settlement Payment including repayment of the Revolving Loans used to temporarily fund the Initial Settlement Payment, and (ii) second, may be used by Borrower for general corporate purposes, including repayment of indebtedness, and to the fund a Permitted Extraordinary Distribution to the extent otherwise permitted in the Credit Agreement.

6. Covenants. A new Section 9.24 is hereby inserted in Section 9 of the Agreement that shall be as follows:

9.24 Settlement Agreement. Borrower shall not amend, modify or supplement the Settlement Agreement or waive any conditions thereunder or release any rights provided for therein without the prior written consent of the Required Lenders or Lenders (as appropriate).

7. Representations. In order to induce the Agent, the Collateral Agent, the Letter of Credit Issuer and the Lenders (or at a minimum the Required Lenders) to execute this Amendment and as a pre-condition to the extension of the Term Loans, the Borrower hereby represents, warrants and covenants to each of them as of the date hereof (which representations, warranties and covenants shall survive the execution, delivery and effectiveness of this Amendment) as follows:

(a) Borrower has provided Agent with a true and complete copy of the Settlement Agreement.

(b) (i) The Credit Agreement and each of the other Credit Documents is in full force and effect and (ii) No Default or Event of Default exists and none shall exist upon, and except as noted below, each representation and warranty made by Borrower in the Credit Agreement, and each of the other Credit Documents is true and correct as if made on and as of the date hereof and will be true and correct upon: (1) the extension of the Revolving Loans to temporarily fund the Initial Settlement Payment, (2) the Term Loans being made pursuant to Paragraph 3 above, (3) the Initial Settlement Payment being made and/or (4) upon making any

Permitted Extraordinary Distribution permitted by the Credit Agreement. To the extent that any representations and warranties contained in the Credit Agreement relate specifically to an earlier date, the Borrower shall only be required to represent and warrant that such representations and warranties were true and correct on and as of such earlier date.

(c) The Borrower has the right and power and is duly authorized to deliver this Amendment and the Settlement Agreement.

(d) The copies of the Articles of Organization and Operating Agreement for the Borrower together with authorizing resolutions of the Board of Managers and Members for the Revolving Loans and Term Loans provided to the Agent on the Closing Date remain in full force and effect and have not been amended, replaced, supplemented or otherwise modified since the Closing Date.

8. Effectiveness.

(a) This Amendment shall become effective on the first date the (“Amendment Effective Date”) when:

(i) the Borrower, the Required Lenders, the Agent, the Collateral Agent, the Letter of Credit Issuer shall have executed a copy of this Amendment and delivered the same to the Agent; and

(ii) the Agent shall have received such documents and certificates as the Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the transactions contemplated by this Amendment including those described in the Settlement Agreement, the incumbency of its members/managers/officers who may sign this Amendment and/or the Settlement Agreement, including therein a signature specimen of such members/managers/officers, all in form and substance satisfactory to Agent and its counsel.

(b) Prior to the extension of any Term Loans, the Borrower shall also deliver to the Agent a certificate executed by an authorized member/manager/officer of the Borrower, confirming: (i) the accuracy of the representations and warranties contained in the Credit Agreement; and (ii) that no Default or Event of Default exists.

9. Limited Nature of Amendments. The amendments, waivers (if any) and consents (if any) set forth herein are limited precisely as written and shall not be deemed to (a) be a consent to any waiver of, or modification of, any other term or condition of the Credit Agreement or any other Credit Document not specifically referenced herein, (b) a consent to any amendments, modifications or waivers of any kind to the Senior Second Secured Note Documents or (c) prejudice any right or rights which the Lenders, the Agent, the Collateral Agent, or the Letter of Credit Issuer may now have or may have in the future (in any capacity) under or in connection with the Credit Agreement or any other Credit Document. Except as expressly amended hereby, the terms and provisions of the Credit Agreement shall remain in full force and effect and the other Credit Documents that are currently in effect shall remain in effect.

10. Governing Law. This Amendment, including the validity thereof and the rights and obligations of the parties hereunder, shall be governed by and construed and interpreted in accordance with the internal laws of the State of New York.

11. Counterparts. This Amendment may be executed in any number of counterparts by the parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument. Telecopied signatures hereto shall be of the same force and effect as an original of a manually signed copy

11. Headings. The descriptive headings of the various provisions of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

AMERICAN ROCK SALT COMPANY LLC, as Borrower

By:	/s/ Neil L. Cohen
Name:	Neil L. Cohen
Title:	Manager, Vice Chairman

MANUFACTURERS AND TRADERS TRUST COMPANY, As a Lender, as Administrative Agent and Collateral Agent for the Lenders and Letter of Credit Issuer		CITIZENS BANK OF PENNSYLVANIA, as a Lender

By	/s/ Jon M. Fogle	By	/s/ Edward J. Kloeka Jr.
Name:	John M. Fogle	Name:	Edward J. Kloeka Jr.
Title:	Vice President	Title:	Senior Vice President

ALLIED IRISH BANKS, P.L.C, as a Lender		CITIZENS BANK, N.A.., as a Lender and as successor-in-interest to Charter One Bank, N.A.[1]

By	/s/ Gregory J. Wiske	By	/s/ Nancy O’Brien
Name:	Gregory J. Wiske	Name:	Nancy O’Brien
Title:	Vice President	Title:	Vice President

COMERICA BANK, as a Lender		THE BANK OF CASTILE, as a Lender

By	/s/ Kathleen M. Kasperek	By	/s/ David N. DeLaVergne
Name:	Kathleen M. Kasperek	Name:	David N. DeLaVergne
Title:	Vice President	Title:	Senior Vice President

Exhibit A

Manufacturers and Traders Trust Company,

255 East Avenue

Rochester, New York 14604

Attention: Mr. Jon Fogle, Vice President

Reference is made to Irrevocable Standby Letter of Credit No. 18353 dated March 16, 2004 in the stated amount of $32,140,113.50 (the “Surety L/C”) issued by you to the undersigned. No draw has been made and no draw will be made on the Surety L/C. We hereby agree to the termination of the Surety L/C effective immediately and hereby release Manufacturers and Traders Trust Company as the issuer of the Surety L/C from any and all liability or obligations with respect thereto. We return to you herewith the original Surety L/C.

We are the sole holder and beneficiary of the Surety L/C and have not assigned or grant any rights thereto to any other party. We understand that you will be relying on this termination and release in your dealings with American Rock Salt Company, LLC.

Very truly yours,

Zurich American Insurance Company

Fidelity and Deposit Company of Maryland.

Exhibit B

ACCEPTABLE FORM OF NOTICE OF TERM LOAN BORROWING

[Date of Notice of Term Loan Borrowing]

Manufacturers and Traders Trust Company,

    as the Administrative Agent for the Lenders

    party to the Credit Agreement referred to below

255 East Avenue

Rochester, New York 14604

Attention: Mr. Jon Fogle, Vice President

Dear Mr. Fogle:

The undersigned, AMERICAN ROCK SALT COMPANY LLC, a New York limited liability company (the “Borrower”), refers to the Credit Agreement dated as of March 17, 2004, as amended, by Amendment No. 1 dated as of June     , 2005 (the “Credit Agreement”; capitalized terms used and not otherwise defined herein shall have the same meanings as specified therefor in the Credit Agreement) among the Borrower, the Lenders from time to time party thereto, Manufacturers and Traders Trust Company, a New York banking corporation (“M&T”), as Administrative Agent for the Lenders thereunder, hereby gives you notice, irrevocably, pursuant to Section 4.3 of the Credit Agreement, that the undersigned hereby requests a Term Loan Borrowing under the Credit Agreement and, in connection therewith, sets forth below the information relating to such Term Loan Borrowing (the “Proposed Borrowing”) as required by Section 4.3 of the Credit Agreement:

(a) The aggregate principal amount of the Proposed Borrowing is requested to be $                .

(b) The Borrowing Date of the Proposed Borrowing is requested to be                      ,         .

(c) The Loans requested to comprise the Proposed Borrowing shall be Base Rate Loans.

(d) The proceeds of the Proposed Borrowing are to be used as follows:

____________________________________________________________________________________

____________________________________________________________________________________

____________________________________________________________________________________

The undersigned hereby certifies that the following statements are true on and as of the date of this Notice of Term Loan Borrowing and will be true on and as of the date of the Proposed Borrowing:

(a) The representations and warranties contained in each of the Credit Documents are true and correct on and as of such date, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date for any such representation and warranty that, by its terms, refers to a specific date other than such date, in which case, as of such specific date;

(b) No event has occurred and is continuing, or would result from the Proposed Borrowing or from the application of the proceeds therefrom as described herein, that constitutes a Default or an Event of Default; and

(c) After giving effect to the Proposed Borrowing on such date, the Proposed Borrowing plus the sum of the aggregate principal amount of all Term Loans extended to the Borrower on or before the date of this Notice of Term Loan Borrowing, shall not exceed the Term Loan Availability.

Very truly yours,

AMERICAN ROCK SALT COMPANY LLC

By:
Name:
Title: